PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated May 22, 2023)	Registration No. 333-271706

NanoViricides, Inc.

1,133,334 Shares of Common Stock

Pre-Funded Warrants to Purchase Up to 200,000 Shares of Common Stock

200,000 Shares of Common Stock Underlying Such Pre-Funded Warrants

Common Stock Warrants to Purchase Up to 1,333,334 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, NanoViricides, Inc. (the “Company”) is offering, in a registered direct offering (the “Offering”) to a certain purchaser, 1,333,334 shares of common stock, par value $0.00001 per share (the “Common Stock”), at an offering price of $1.50 per share, and pre-funded warrants to purchase up to 200,000 shares of Common Stock, at an offering price of $1.49999 per pre-funded warrant (the “Pre-Funded Warrants”), to a purchaser whose purchase of shares of Common Stock in the Offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock immediately following the consummation of the Offering, and accompanying common warrants to purchase up to 1,333,334 shares of Common Stock (the “Common Warrants”). Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.00001 per share, will be immediately exercisable upon issuance, and may be exercised at any time until exercised in full. Each Common Warrant will be exercisable for one share of Common Stock at an exercise price of $1.75 per share, will be immediately exercisable upon issuance, may be exercised at any time until exercised in full, and will expire three years from the date of issuance. We are also offering the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants being offered by this prospectus supplement and accompanying prospectus. We are required to file a registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Common Warrants, and to use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable.

Our Common Stock is listed on NYSE American under the symbol “NNVC.” The closing price of our Common Stock on May 14, 2026 was $1.74 per share.

We have engaged D. Boral Capital LLC to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and is not required to arrange the purchase or sale of any specific number of securities or dollar amount and has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus.

We have agreed to pay the Placement Agent certain cash fees set forth in the table below, which assumes that we sell all of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds raised in the Offering as set forth in the table below.

Investing in our securities involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Common Stock under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and the documents incorporated by reference herein.

	Per Share	Total
Offering Price	$1.50	$2,000,001
Placement Agent fees(1)	$0.105	$140,000
Proceeds, before expenses, to us(2)	$1.395	$1,860,001

(1)	Consists of a cash fee of 7.0% of the aggregate gross proceeds raised in the Offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering. See “Plan of Distribution” beginning on page S-34 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.
(2)	The amount of the offering proceeds to us presented in this table gives effect to the exercise of the Pre-Funded Warrants but not the Common Warrants issued in the Offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares offered hereby is expected to be made on or about May 18, 2026, subject to satisfaction of certain customary closing conditions.

D. Boral Capital LLC

The date of this prospectus supplement is May 18, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Before investing in our securities, we urge you to carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. This prospectus supplement may add to, update or change information contained in the accompanying prospectus or the documents incorporated by reference herein or therein. If information included in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference herein or therein, then this prospectus supplement will be deemed to modify or supersede the information in the accompanying prospectus and such documents incorporated by reference.

This prospectus supplement and the accompanying prospectus dated May 22, 2023 are part of a registration statement (Registration No. 333-271706) on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process under which we may from time to time offer and sell any combination of the securities described in that accompanying prospectus up to a total dollar amount of $150,000,000. This prospectus supplement relates to the offering by us of shares of our Common Stock, Pre-Funded Warrants and the shares of Common Stock underling such Pre-Funded Warrants, and Common Warrants, We are required to file a registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Common Warrants, and to use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable.

This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the placement agent has not, authorized any other person to provide you with different or additional information. We and the placement agent take no responsibility for, and can provide no assurance as to, the reliability of any other information that any other person may give you. We are not, and the placement agent is not, making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus supplement to “NanoViricides” “the Company,” “we,” “our,” and “us” refer to NanoViricides, Inc., a Delaware corporation, and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus supplement may turn out to be inaccurate. We have included important factors in the cautionary statements included in this prospectus supplement and the documents that we incorporate by reference, particularly in the sections of this prospectus titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement and have filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement are made as of the date on the front cover of this prospectus supplement, and we do not assume any obligation to update any forward-looking statements except as required by applicable law and regulation.

FORWARD-LOOKING INFORMATION

We caution you that certain statements contained in this prospectus supplement that are not related to historical results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are predictive, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” or similar expressions constitute forward-looking statements. They also include statements regarding:

•	our future growth and profitability;

•	our competitive strengths; and

•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

•	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;

•	the highly competitive nature of our industry;

•	our ability to attract and retain qualified managers and skilled employees;

•	the outcome of our plans for future operations and growth; and

•	the other factors referenced in this prospectus supplement, including, without limitation, under “Risk Factors.”

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. The forward-looking statements contained in this prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).

This prospectus supplement and the accompanying prospectus also refer to estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information you should consider before deciding to invest in our securities. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section, our financial statements, the notes to those financial statements, and the other documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement, before making an investment decision. See the Risk Factors section of this prospectus supplement beginning on page S-6 for a discussion of the risks involved in investing in our securities.

Our Company

NanoViricides, Inc. (the “Company”) is a clinical stage, nano-biopharmaceutical research and development company specializing in the discovery, development, and commercialization of drugs to combat viral infections using its unique and novel nanomedicines technology. NanoViricides is also unique in the bio-pharma field in that it possesses its own state of the art facilities for the design, synthesis, analysis and characterization of the nanomedicines that we develop, as well as for production scale-up, and c-GMP-compliant production of the active pharmaceutical ingredients (“APIS” or “drug substances”), as well as c-GMP compliant manufacture in quantities needed for human clinical trials of certain forms of drug products, where our design, development, and production work is performed. The biological studies such as the effectiveness, safety, bio-distribution and Pharmacokinetics/Pharmacodynamics on our drug candidates are performed by external collaborators and contract organizations.

We are a clinical stage company with one drug in human clinical studies and several drugs in various stages of pre-clinical development, including IND-filing stage and late stage IND-enabling non-clinical studies. We have no customers, products or revenues to date, and may never achieve revenues or profitable operations. We have several drugs in our pipeline. Of these, two drugs developed to combat the COVID pandemics, namely NV-CoV-2 and NV-CoV-2-R, are our most advanced drug candidates. We have licensed the clinical evaluation, further development and commercialization of NV-CoV-2 and NV-CoV-2-R in the Indian region to our collaborator, Karveer Meditech Private Limited, India (“Karveer”). Karveer as the drug sponsor has sought and received required regulatory permissions for conducting a Phase Ia/Ib human clinical trial of the drug NV-CoV-2. The trial had commenced in India as of the date of this prospectus supplement. On March 27, 2023 we entered into a License Agreement with Karveer whereby we granted to Karveer a limited, non-transferable, exclusive license for the development and commercialization and further use, sale, or offer of sale of NV-CoV-2 and NV-CoV-2-R in India. As part of the drug evaluation and development, Karveer agreed to sponsor the clinical test drug candidates for Phase I and Phase II clinical trials.

We believe that if Phase I clinical trials of NV-CoV-2 are successful, both NV-CoV-2 and NV-CoV-2-R should be eligible to enter Phase II and further clinical studies subject to regulatory approvals. We have successfully made oral formulations of NV-CoV-2 as both (i) NV-CoV-2 Oral “Gummies” and (ii) NV-CoV-2 Oral Syrup. In addition, we have developed the injectable formulation, (iii) NV-CoV-2 for Injection, Infusion or Inhalation. The other drug, NV-CoV-2-R comprises NV-CoV-2 with Remdesivir encapsulated in the belly of the polymeric micelles. Remdesivir is the only drug approved for the treatment of hospitalized COVID patients in the United States and requires lengthy infusion treatments. We believe NV-CoV-2-R is likely to make available methods of administration which provide significantly greater patient comfort than the standard Remdesivir method.

The Phase 1a/1b clinical trials of NV- CoV-2 will evaluate the safety and tolerability of both of the oral formulations, NV-CoV-2 Oral Syrup and NV-CoV-2 Gummies, in both healthy adults and COVID (PCR-positive) patients with mild to moderate disease; assess pharmacokinetics of these doses in healthy adults; and obtain information regarding indicators of efficacy for dosage determination for the Phase 2 efficacy trial. The clinical program is expected to extend to pediatric populations upon success. A clinical program of Injectable Formulation of NV-CoV-2 for use in hospitalized patients or patients with severe disease is expected to follow thereafter.

Corporate Information

NanoViricides, Inc. was incorporated in 2005 under the laws of the State of Nevada. Effective May 30, 2023, we redomciled the Company’s state of incorporation to Delaware. Our principal executive offices are located at 1 Controls Drive, Shelton, Connecticut 06484. Our telephone number is (203) 937-6137 and our website address is www.nanoviricides.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement.

THE OFFERING

Securities offered by us	1,133,334 shares of Common Stock, at an offering price of $1.50 per share, Pre-Funded Warrants to purchase up to 200,000 shares of Common Stock, at a purchase price of $1.49999 per Pre-Funded Warrant, and Common Warrants to purchase up to 1,333,334 shares of Common Stock, at an exercise price of $1.75.

Common Stock outstanding immediately after the Offering(1)(2)	22,780,334 shares of Common Stock

Use of proceeds:	We expect to receive net proceeds from the Offering of approximately $1,735,000, after deducting the Placement Agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from the Offering for general corporate purposes, including but not limited to working capital, capital expenditures, research and development expenditures, clinical trial expenditures, as well as acquisitions and other strategic purposes. See “Use of Proceeds” on page S-29 of this prospectus supplement.

Risk factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page S-6 of this prospectus supplement and under similar headings in the accompanying prospectus and the other documents incorporated by reference into this prospectus supplement and accompanying prospectus.

NYSE American trading symbol:	“NNVC”

(1) The 21,647,000 shares of our common stock outstanding as of May 15, 2026 exclude the following:

•	3.214,477 shares of our common stock reserved for issuance pursuant to the conversion of 918,422 shares of Series A Preferred Stock; and

•	7,147,720 shares of our common stock reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $1.88.

(2) Does not include the 200,000 shares of Common Stock underlying the Pre-Funded Warrants or the 1,333,3334 shares underlying the exercise of the Common Warrants.

We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties and assumptions discussed under the heading “Risk Factors” included in our Annual report on Form 10-K for the fiscal year ended June 30, 2025, filed on September 29, 2025, and our subsequent quarterly reports on Form 10-Q, as well as any updates thereto contained in subsequent filings with the SEC, which are on file with the SEC and are incorporated herein by reference. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Forward-Looking Statements.”

Risks Related to This Offering

The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. This volatility may affect the price at which you could sell the shares of our Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors.

As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and the stock of treasury strategy companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Resales of our Common Stock in the public market during this offering by our stockholders may cause the market price of our shares of Common Stock to fall.

Sales of a substantial number of shares of Common Stock could occur at any time. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our shares of Common Stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our shares of Common Stock that could result in further dilution to the investors purchasing our shares of Common Stock in this offering or result in downward pressure on the price of our Common Stock. We may sell our shares of Common Stock or other securities in any other offering at prices that are higher or lower than the prices paid by the investors in this offering, and the investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our shares of Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

If you purchase shares of Common Stock and Pre-Funded Warrants in this offering, you will suffer immediate dilution of your investment.

The public offering price of the shares of common stock offered hereby will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Based on the offering price of $1.50 per share, you will experience immediate dilution of $01.16 per share, representing the difference between our net tangible book value per share, after giving effect to this offering, and the offering price. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” as well as our existing cash and cash equivalents, and you will be relying on the judgment of our management regarding such application. We intend to use the net proceeds from this offering for general corporate purposes, including but not limited to working capital, capital expenditures, research and development expenditures, clinical trial expenditures, as well as acquisitions and other strategic purposes.

You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash and cash equivalents in ways that enhance stockholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline.

There is no public market for the Pre-Funded Warrants or the Common Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants or Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Common Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants or Common Warrants will be limited.

Holders of our Pre-Funded Warrants or Common Warrants will have no rights as stockholders until they acquire our shares of Common Stock.

Until you acquire shares of Common Stock upon exercise of your Pre-Funded Warrants or Common Warrants, you will have no rights with respect to our shares of Common Stock issuable upon exercise of your Pre-Funded Warrants or Common Warrants. Upon exercise of your Pre-Funded Warrants or Common Warrants, you will be entitled to exercise the rights of a stockholder only as to matters for which the record date occurs after the exercise date.

The Pre-Funded Warrants and Common Warrants are speculative in nature.

The Pre-Funded Warrants and Common Warrants offered hereby do not confer any rights of common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire the shares of Common Stock issuable upon exercise of such Pre-Funded Warrants at an exercise price of $0.00001 per share and holders of the Common Warrants may acquire the shares of Common Stock issuable upon exercise of such Common Warrants at an exercise price of $1.75 per share. Moreover, following this offering, the market value of the Pre-Funded Warrants and Common Warrants will be uncertain, and there can be no assurance that the market value of the pre-funded warrants will equal or exceed their public offering price.

Certain provisions of the Pre-Funded Warrants and Common Warrants could discourage an acquisition of us by a third party.

Certain provisions of the Pre-Funded Warrants and Common Warrants offered by this prospectus supplement could make it more difficult or expensive for a third party to acquire us. The Pre-Funded Warrants and Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Pre-Funded Warrants and Common Warrants. These and other provisions of the Pre-Funded Warrants and Common Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Risks Specific to Our Business

Our company is a development stage company that has no products approved for commercial sale, never generated any revenues and may never achieve revenues or profitability.

Our company is a development stage company that has no products approved for commercial sale, never generated any revenues and may never achieve revenues or profitability. Our ability to generate revenue depends heavily on:

●	demonstration and proof of principle in pre-clinical trials that a nanoviricide is safe and effective;
●	successful development of our first product candidate in our pipeline;
●	our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking;
●	the successful commercialization of our product candidates; and
●	market acceptance of our products.

All of our existing product candidates are in early stages of development. It will be several years, if ever, until we have a commercial drug product available for resale. If we do not successfully develop and commercialize these products, we will not achieve revenues or profitability in the foreseeable future, if at all. If we are unable to generate revenues or achieve profitability, we may be unable to continue our operations.

We are a clinical drug development stage company with a limited operating history, making it difficult for you to evaluate our business and your investment. Our proposed products are subject to all of the risks inherent in the establishment of a new business enterprise, including but not limited to:

●	the absence of an operating history;
●	the lack of commercialized products;
●	insufficient capital;
●	expected substantial and continual losses for the foreseeable future;
●	limited experience in dealing with regulatory issues; the lack of manufacturing experience and limited marketing experience;
●	an expected reliance on third parties for the development and commercialization of our proposed products;
●	a competitive environment characterized by numerous, well-established and well capitalized competitors;
●	reliance on key personnel.

Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our company.

Our ability to become profitable depends primarily on the following factors:

●	our ability to develop drugs, obtain approval for such drugs, and if approved, to successfully commercialize our nanoviricides drug(s);
●	our R&D efforts, including the timing and cost of clinical trials;
●	our ability to enter into favorable alliances with third parties who can provide substantial capabilities in clinical development, regulatory affairs, sales, marketing and distribution.

Even if we successfully develop and market our drug candidates, we may not generate sufficient or sustainable revenue to achieve or sustain profitability.

We have incurred significant operating losses and may not ever be profitable. As of June 30, 2025, we had a cash and cash equivalent balance of approximately $1.6 million. Also, we have incurred significant operating losses since its inception, resulting in an accumulated deficit of approximately $149 million at June 30, 2025. Such losses are expected to continue for the foreseeable future.

We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms.

Management believes that the Company’s cash and cash equivalents balance of approximately $2 million, additional capital raised of approximately $1.7 million, by ATM sales of our common stock, and the Company’s existing resources, including availability under its $3 million line of credit will not be sufficient to fund the Company’s planned operations and expenditures for at least 12 months from the date of the filing of this prospectus supplement. As a result, substantial doubt exists about the Company’s ability to continue as a going concern. Management is actively exploring additional required funding through non-dilutive grants and contracts, partnering, debt or equity financing pursuant to its plan. There is no assurance that we will be successful in obtaining sufficient financing on terms acceptable to us to fund continuing operations.

We cannot provide assurance that the Company’s plans will not change or that changed circumstances will not result in the depletion of its capital resources more rapidly than it currently anticipates.

In the event that we cannot obtain acceptable financing, or that we are unable to secure additional financing on acceptable terms, we would be unable to complete development of our various drug candidates. This would necessitate implementing staff reductions and operational adjustments that would include reductions in the following business areas:

●	research and development programs;
●	preclinical studies and clinical trials; material characterization studies, regulatory processes;
●	a search for third party marketing partners to market our products for us.

The amount of capital we may need will depend on many factors, including the:

●	progress, timing and scope of our research and development programs;
●	progress, timing and scope of our preclinical studies and clinical trials;
●	time and cost necessary to obtain regulatory approvals;
●	time and cost necessary to establish our own marketing capabilities or to seek marketing partners;
●	time and cost necessary to respond to technological and market developments;
●	changes made or new developments in our existing collaborative, licensing and other commercial relationships; and
●	new collaborative, licensing and other commercial relationships that we may establish.

Our fixed expenses, such as real estate taxes and facility and equipment maintenance, rent, and other contractual commitments, may increase in the future, as we may:

●	enter into leases for new facilities and capital equipment;
●	enter into additional licenses and collaborative agreements; and
●	incur additional expenses associated with being a public company.

We have limited experience in drug development, and may not be able to successfully develop any drugs.

Our ability to achieve revenues and profitability in our business will depend, among other things, on our ability to:

●	develop products internally or obtain rights to them from others on favorable terms;
●	complete laboratory testing and human studies;
●	obtain and maintain necessary intellectual property rights to our products;
●	successfully complete regulatory review to obtain requisite governmental agency approvals;
●	enter into arrangements with third parties to manufacture our products on our behalf; and
●	enter into arrangements with third parties to provide sales and marketing functions.

Development of pharmaceutical products is a time-consuming process, subject to a number of factors, many of which are outside of our control. Consequently, we can provide no assurance of the successful and timely development of new drugs.

Our drug candidates are in their clinical and pre-clinical developmental stages. Further development and extensive testing will be required to determine their technical feasibility and commercial viability. Our success will depend on our ability to achieve scientific and technological advances and to translate such advances into reliable, commercially competitive drugs on a timely basis. Drugs that we may develop are not likely to be commercially available for several years. The proposed development schedules for our drug candidates may be affected by a variety of factors, including technological difficulties, proprietary technology of others, and changes in government regulation, many of which will not be within our control. Any delay in the development, introduction or marketing of our drug candidates could result either in such drugs being marketed at a time when their cost and performance characteristics would not be competitive in the marketplace or in the shortening of their commercial lives. In light of the long-term nature of our projects, the unproven technology involved and the other factors described elsewhere in “Risk Factors”, we may not be able to complete successfully the development or marketing of any drugs.

We may fail to successfully develop and commercialize our drug candidates if they:

●	are found to be unsafe or ineffective or fail to meet the appropriate endpoints in clinical trials;
●	do not receive necessary approval from the FDA or foreign regulatory agencies;
●	fail to conform to a changing standard of care for the diseases they seek to treat; or
●	are less effective or more expensive than current or alternative treatment methods.

Drug development failure can occur at any stage of clinical trials and as a result of many factors and there can be no assurance that we or our collaborators will reach our anticipated clinical targets. Even if we or our collaborators complete our clinical trials, we do not know what the long-term effects of exposure to our drug candidates will be. Furthermore, our drug candidates may be used in combination with other treatments and there can be no assurance that such use will not lead to unique safety issues. Failure to complete clinical trials or to prove that our drug candidates are safe and effective would have a material adverse effect on our ability to generate revenue and could require us to reduce the scope of or discontinue our operations.

We have limited manufacturing expertise and we may have to rely on external manufacturers.

We believe that the technology we use to manufacture our products and compounds is proprietary, although some of the generalities are patented or patent-pending. For our products, we may have to disclose all necessary aspects of this technology to contract manufacturers to enable them to manufacture the products and compounds for us. We plan to have discussions with manufacturers under non-disclosure and non-compete agreements that are intended to restrict them from using or revealing this technology, but we cannot be certain that these manufacturers will comply with these restrictions. In addition, these manufacturers could develop their own technology related to the work they perform for us that we may need to manufacture our products or compounds. We could be required to enter into an agreement with that manufacturer if we wanted to use that technology ourselves or allow another manufacturer to use that technology. The manufacturer could refuse to allow us to use their technology or could demand terms to use their technology that are not acceptable.

We must comply with significant and complex government regulations, compliance with which may delay or prevent the commercialization of our drug candidates.

The R&D, manufacture and marketing of drug candidates are subject to regulation, primarily by the FDA in the United States and by comparable authorities in other countries. These national agencies and other federal, state, local and foreign entities regulate, among other things, R&D activities (including testing in primates and in humans) and the testing, manufacturing, handling, labeling, storage, record keeping, approval, advertising and promotion of the products that we are developing. Noncompliance with applicable requirements can result in various adverse consequences, including approval delays or refusals to approve drug licenses or other applications, suspension or termination of clinical investigations, revocation of approvals previously granted, fines, criminal prosecution, recalls or seizures of products, injunctions against shipping drugs and total or partial suspension of production and/or refusal to allow a company to enter into governmental supply contracts.

The process of obtaining FDA approval has historically been costly and time consuming. Current FDA requirements for a new human drug or biological product to be marketed in the United States include: (1) the successful conclusion of pre-clinical laboratory and animal tests, if appropriate, to gain preliminary information on the product’s safety; (2) filing with the FDA of an IND application to conduct human clinical trials for drugs or biologics; (3) the successful completion of adequate and well-controlled human clinical investigations to establish the safety and efficacy of the product for its recommended use; and (4) filing by a company and acceptance and approval by the FDA of a New Drug Application, or NDA, for a drug product or a biological license application, or BLA, for a biological product to allow commercial distribution of the drug or biologic. A delay in one or more of the procedural steps outlined above could be harmful to us in terms of getting our drug candidates through clinical testing and to market.

The FDA reviews the results of the clinical trials and may order the temporary or permanent discontinuation of clinical trials at any time if it believes the drug candidate exposes clinical subjects to an unacceptable health risk. Investigational drugs used in clinical studies must be produced in compliance with current good manufacturing practice, or GMP, rules pursuant to FDA regulations.

Sales outside the United States of products that we develop will also be subject to regulatory requirements governing human clinical trials and marketing for drugs and biological products and devices. The requirements vary widely from country to country, but typically the registration and approval process takes several years and requires significant resources. In most cases, even if the FDA has not approved a product for sale in the United States, the product may be exported to any country if it complies with the laws of that country and has valid marketing authorization by the appropriate authority. There are specific FDA regulations that govern this process.

We also are subject to the following risks and obligations, related to the approval of our products:

●	The FDA or foreign regulators may interpret data from pre-clinical testing and clinical trials in different ways than we interpret them.
●	If regulatory approval of a product is granted, the approval may be limited to specific indications or limited with respect to its distribution.
●	In addition, many foreign countries control pricing and coverage under their respective national social security systems.
●	The FDA or foreign regulators may not approve our manufacturing processes or manufacturing facilities.
●	The FDA or foreign regulators may change their approval policies or adopt new regulations.
●	Even if regulatory approval for any product is obtained, the marketing license will be subject to continual review, and newly discovered or developed safety or effectiveness data may result in suspension or revocation of the marketing license.
●	If regulatory approval of the product candidate is granted, the marketing of that product would be subject to adverse event reporting requirements and a general prohibition against promoting products for unapproved or “off-label” uses.
●	In some foreign countries, we may be subject to official release requirements that require each batch of the product we produce to be officially released by regulatory authorities prior to its distribution by us.
●	We will be subject to continual regulatory review and periodic inspection and approval of manufacturing modifications, including compliance with current GMP regulations.

We can provide no assurance that our drug candidates will obtain regulatory approval or that the results of clinical studies will be favorable.

The testing, marketing and manufacturing of any product for use in the United States will require approval from the FDA. We cannot predict with any certainty the amount of time necessary to obtain such FDA approval and whether any such approval will ultimately be granted. Preclinical and clinical trials may reveal that one or more products are ineffective or unsafe, in which event further development of such products could be seriously delayed or terminated. Moreover, obtaining approval for certain products may require testing on human subjects of substances whose effects on humans are not fully understood or documented. Delays in obtaining FDA or any other necessary regulatory approvals of any proposed drug and failure to receive such approvals would have an adverse effect on the drug’s potential commercial success and on our business, prospects, financial condition and results of operations. In addition, it is possible that a proposed drug may be found to be ineffective or unsafe due to conditions or facts that arise after development has been completed and regulatory approvals have been obtained. In this event, we may be required to withdraw such proposed drug from the market. To the extent that our success will depend on any regulatory approvals from government authorities outside of the United States that perform roles similar to that of the FDA, uncertainties similar to those stated above will also exist.

Preclinical and clinical studies of our product candidates may not be successful. If we are unable to generate successful results from preclinical and clinical studies of our product candidates, or experience significant delays in doing so, our business may be materially harmed.

We have no products on the market and except NV-CoV-2 (NV-387) which is in Phase Ia/Ib clinical trials, all of our other product candidates are in preclinical development. In particular, none of our product candidates, other than NV-CoV-2 (NV-387), have ever been tested in a human subject. Our ability to achieve and sustain profitability depends on obtaining regulatory approvals for and, if approved, successfully commercializing our product candidates, either alone or with third parties. Before obtaining regulatory approval for the commercial distribution of our product candidates, we or an existing or future collaborator must conduct extensive preclinical tests and clinical trials to demonstrate the safety, purity and potency of our product candidates.

The success of our product candidates will depend on several factors, including the following:

●	successfully designing preclinical studies which may be predictive of clinical outcomes;
●	successful results from preclinical and clinical studies;
●	receipt of marketing approvals from applicable regulatory authorities;
●	obtaining and maintaining patent and trade secret protection for future product candidates;
●	establishing and maintaining manufacturing relationships with third parties or establishing our own manufacturing capability; and
●	successfully commercializing our products, if and when approved, whether alone or in collaboration with others.

If we do not achieve one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully complete the development or commercialization of our product candidates, which would materially harm our business.

Because the results of preclinical testing are not necessarily predictive of future results, our products may not have favorable results in our planned clinical trials.

Even if we have positive results from our preclinical testing of our products, this may not necessarily be predictive of the results from our planned clinical trials in humans. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in clinical trials after achieving positive results in preclinical development, and we cannot be certain that we will not face similar setbacks. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials nonetheless failed to obtain FDA approval. If we fail to produce positive results in our clinical trials, the development timeline and regulatory approval and commercialization prospects for our products, and, correspondingly, our business and financial prospects, would be materially adversely affected.

Even if we obtain regulatory approvals, our marketed drug candidates will be subject to ongoing regulatory review. If we fail to comply with continuing U.S. and foreign regulations, we could lose our approvals to market these drugs and our business would be seriously harmed.

Following any initial regulatory approval of any drugs we may develop, we will also be subject to continuing regulatory review, including the review of adverse experiences and clinical results that are reported after our drug candidates are made commercially available. This would include results from any post-marketing tests or vigilance required as a condition of approval. The manufacturer and manufacturing facilities we use to make any of our drug candidates will also be subject to periodic review and inspection by the FDA. The discovery of any previously unknown problems with the drug, manufacturer or facility may result in restrictions on the drug or manufacturer or facility, including withdrawal of the drug from the market. If we are required to withdraw all or more of our drugs from the market, we may be unable to continue revenue-generating operations. Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured drugs ourselves, including reliance on the third-party manufacturer for regulatory compliance. Our drug promotion and advertising is also subject to regulatory requirements and continuing FDA review.

Development of our drug candidates requires a significant investment in R&D. Our R&D expenses in turn, are subject to variation based on a number of factors, many of which are outside of our control. A sudden or significant increase in our R&D expenses could materially and adversely impact our results of operations.

Our R&D cost estimates and budgets are based on discussions with industry professionals and service providers. These may not take into account all of the activities involved for the development. Additionally, regulatory requirements may change from time to time and may dictate additional activities that lead to increased expenditures beyond budgeted.

Because we expect to expend substantial resources on R&D, our success depends in large part on the results as well as the costs of our R&D. A failure in our R&D efforts or substantial increase in our R&D expenses would adversely affect our results of operations. R&D expenditures are uncertain and subject to much fluctuation. Factors affecting our R&D expenses include, but are not limited to:

●	the number and outcome of clinical studies we are planning to conduct; for example, our R&D expenses may increase based on the number of late-stage clinical studies that we may be required to conduct;
●	the number, extent, and outcome of pre-clinical studies we are planning to conduct; for example, our R&D expenses may increase based on the number and extent of IND-enabling pre-clinical studies including CMC Studies, Tox Package Studies, and Quality Programs that we may be required to conduct;
●	the number of drugs entering into pre-clinical development from research; for example, there is no guarantee that internal research efforts will succeed in generating sufficient data for us to make a positive development decision;
●	licensing activities, including the timing and amount of related development funding or milestone payments; for example, we may enter into agreements requiring us to pay a significant up-front fee for the purchase of in-process R&D that we may record as R&D expense; and
●	maintenance of our relationship with our licensing partner TheraCour and our rights and obligations under the license agreements, including any conflict, dispute or disagreement arising from our failure to satisfy payment obligations under such agreement, our ability to develop and commercialize the affected product candidate may be adversely affected. Any loss of our rights under our license agreements could delay or completely terminate our product development efforts for the affected product candidate.

We will be unable to proceed with our business plan without obtaining additional financing to support our budgeted Clinical Development, Pre-Clinical Research and Development and other costs.

We believe we have sufficient funds on hand to complete the remaining tasks of the Phase I clinical trial and obtain a completed clinical study report, and to develop and file a Phase II clinical trial application to evaluate use of NV-387 for the treatment of RSV infection.

We have estimated a total cash expenditure budget of approximately $11 million for the period of July 2025 through October 2026 of which approximately $7.0 million is expected to be spent on research and development for our drug candidates, including completion and reporting of the Phase I clinical trial. $1 million has been budgeted toward execution of the Phase II clinical trial of our lead drug candidate NV-387 for treatment of MPox, and approximately $3 million is budgeted for general and administrative expenses.

We are aware of numerous products under development or manufactured by competitors that are used for the prevention or treatment of certain diseases we have targeted for drug development. Various companies are developing biopharmaceutical products that potentially directly compete with our drug candidates even though their approach to such treatment is different.

We believe that our drug candidates under development and in clinical trials address major markets and unmet medical needs within the anti-viral sector. Our competition will be determined in part by the potential indications for which drugs are developed and ultimately approved by regulatory authorities. Additionally, the timing of the market introduction of some of our potential drugs or of competitors’ products may be an important competitive factor. Accordingly, the relative speed with which we can develop drugs, complete pre-clinical testing, clinical trials, approval processes and supply commercial quantities to market are important competitive factors. We expect that competition among drugs approved for sale will be based on various factors, including product efficacy, safety, reliability, availability, price and patent protection.

The successful development of biopharmaceuticals is highly uncertain. A variety of factors including, pre-clinical study results or regulatory approvals, could cause us to abandon development of our drug candidates.

Successful development of biopharmaceuticals is highly uncertain and is dependent on numerous factors, many of which are beyond our control. Products that appear promising in the early phases of development may fail to reach the market for several reasons including:

●	pre-clinical study results that may show the product to be less effective than desired (e.g., a clinical trial fails to meet its primary objectives) or to have harmful or problematic side effects;
●	failure to receive the necessary regulatory approvals or a delay in receiving such approvals. Among other things, such delays may be caused by slow enrollment in clinical studies, length of time to achieve study endpoints, additional time requirements for data analysis or an IND and later NDA, preparation, discussions with the FDA, an FDA request for additional pre-clinical or clinical data or unexpected safety or manufacturing issues;
●	manufacturing costs, pricing or reimbursement issues, or other factors that make the product not economical; and
●	the proprietary rights of others and their competing products and technologies that may prevent the product from being commercialized.

Success in pre-clinical and early clinical studies does not ensure that large-scale clinical studies will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. The length of time necessary to complete clinical studies and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly from one product to the next, and may be difficult to predict.

We have limited experience in conducting or supervising clinical trials and must outsource all clinical trials.

We have limited experience in conducting or supervising clinical trials that must be performed to obtain data to submit in concert with applications for approval by the FDA. The regulatory process to obtain approval for drugs for commercial sale involves numerous steps. Drugs are subjected to clinical trials that allow development of case studies to examine safety, efficacy, and other issues to ensure that sale of drugs meets the requirements set forth by various governmental agencies, including the FDA. In the event that our protocols do not meet standards set forth by the FDA, or that our data is not sufficient to allow such trials to validate our drugs in the face of such examination, we might not be able to meet the requirements that allow our drugs to be approved for sale.

Because we have limited experience in conducting or supervising clinical trials, we plan to continue to outsource our clinical trials to third parties. We have no control over their compliance with procedures and protocols used to complete clinical trials in accordance with standards required by the agencies that approve drugs for sale. If these subcontractors fail to meet these standards, the validation of our drugs would be adversely affected, causing a delay in our ability to meet revenue-generating operations.

We are subject to risks inherent in conducting clinical trials. The risk of non-compliance with FDA-approved good clinical practices by clinical investigators, clinical sites, or data management services could delay or prevent us from developing or ever commercializing our drug candidates.

Agreements with clinical investigators and medical institutions for clinical testing and with other third parties for data management services place substantial responsibilities on these parties, which could result in delays in, or termination of, our clinical trials if these parties fail to perform as expected. For example, if any of our clinical trial sites fail to comply with FDA-approved good clinical practices, we may be unable to use the data gathered at those sites. If these clinical investigators, medical institutions or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols or for other reasons, our clinical trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approval for or successfully commercialize our drug candidates.

We or regulators may suspend or terminate our clinical trials for a number of reasons. We may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to the patients enrolled in our clinical trials. In addition, regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the patients enrolled in our clinical trials.

Our clinical trial operations will be subject to regulatory inspections at any time. If regulatory inspectors conclude that we or our clinical trial sites are not in compliance with applicable regulatory requirements for conducting clinical trials, we may receive reports of observations or warning letters detailing deficiencies, and we will be required to implement corrective actions. If regulatory agencies deem our responses to be inadequate, or are dissatisfied with the corrective actions that we or our clinical trial sites have implemented, our clinical trials may be temporarily or permanently discontinued, we may be fined, we or our investigators may be precluded from conducting any ongoing or any future clinical trials, the government may refuse to approve our marketing applications or allow us to manufacture or market our drug candidates or we may be criminally prosecuted. If we are unable to complete clinical trials and have our products approved due to our failure to comply with regulatory requirements, we will be unable to commence revenue-generating operations.

Efforts of government and third-party payers to contain or reduce the costs of health care may adversely affect our revenues even if we were to develop an FDA approved drug.

Our ability to earn sufficient returns on our drug candidates may depend in part on the extent to which government health administration authorities, private health coverage insurers and other organizations will provide reimbursement for the costs of such drugs and related treatments. Significant uncertainty exists as to the reimbursement status of newly approved health care drugs, and we do not know whether adequate third-party coverage will be available for our drug candidates. If our current and proposed drugs are not considered cost-effective, reimbursement to the consumers may not be available or sufficient to allow us to sell drugs on a competitive basis. The failure of the government and third-party payers to provide adequate coverage and reimbursement rates for our drug candidates could adversely affect the market acceptance of our drug candidates, our competitive position and our financial performance

We will rely upon licensed patents to protect our technology. We may be unable to obtain or protect such intellectual property rights, and we may be liable for infringing upon the intellectual property rights of others.

Our ability to compete effectively will depend on our ability to maintain the proprietary nature of our technologies and the proprietary technology of others for which we have entered into licensing agreements. We have exclusive licenses from TheraCour to novel technologies, proprietary technologies, and knowhow, some of which has been filed in patent applications, and we expect to file patents of our own in the coming years. There can be no assurance that any of these patent applications will ultimately result in the issuance of a patent with respect to the technology owned by us or licensed to us. The patent position of pharmaceutical or biotechnology companies, including ours, is generally uncertain and involves complex legal and factual considerations. The standards that the United States Patent and Trademark Office use to grant patents are not always applied predictably or uniformly and can change. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in pharmaceutical or biotechnology patents. Accordingly, we do not know the degree of future protection for our proprietary rights or the breadth of claims that will be allowed in any patents issued to us or to others. Further, we rely on a combination of trade secrets, know-how, technology and nondisclosure, and other contractual agreements and technical measures to protect our rights in the technology. If any trade secret, know-how or other technology not protected by a patent were to be disclosed to or independently developed by a competitor, our business and financial condition could be materially adversely affected.

We do not believe that any of the drug candidates we are currently developing infringe upon the rights of any third parties nor are they infringed upon by third parties; however, there can be no assurance that our technology will not be found in the future to infringe upon the rights of others or be infringed upon by others. In such a case, others may assert infringement claims against us, and should we be found to infringe upon their patents, or otherwise impermissibly utilize their intellectual property, we might be forced to pay damages, potentially including treble damages, if we are found to have willfully infringed on such parties’ patent rights. In addition to any damages we might have to pay, we may be required to obtain licenses from the holders of this intellectual property, enter into royalty agreements, or redesign our drug candidates so as not to utilize this intellectual property, each of which may prove to be uneconomical or otherwise impossible. Conversely, we may not always be able to successfully pursue our claims against others that infringe upon our technology and the technology exclusively licensed from the TheraCour Pharma. Thus, the proprietary nature of our technology or technology licensed by us may not provide adequate protection against competitors.

Moreover, the cost to us of any litigation or other proceeding relating to technology we license and other intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our management’s efforts. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.

Other companies or organizations may assert patent rights that prevent us from developing and commercializing our drug candidates.

We are in a relatively new scientific field that has generated many different patent applications from organizations and individuals seeking to obtain important patents in the field. Because the field is so new, very few of these patent applications have been fully processed by government patent offices around the world, and there is a great deal of uncertainty about which patents will issue, when, to whom, and with what claims. It is possible that there will be significant litigation and other proceedings, such as interference proceedings in various patent offices, relating to patent rights in the field. Others may attempt to invalidate TheraCour’s patents or other intellectual property rights. Even if our rights are not directly challenged, disputes among third parties could lead to the weakening or invalidation of those intellectual property rights.

Thus, it is possible that one or more organizations will hold patent rights to which we will need a license. Any license required under any patent may not be made available on commercially acceptable terms, if at all. In addition, such licenses are likely to be non-exclusive and, therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license and are unable to design around a patent, we may be unable to effectively market some of our technology and drug candidates, which could limit our ability to generate revenues or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations.

We are dependent upon TheraCour for the rights to develop the products we intend to sell and our license agreements with TheraCour require that TheraCour is the sole developer and supplier of our licensed products.

Our ability to develop, manufacture and sell the products the Company plans to develop is derived from our licensing agreements with TheraCour. The Agreements may be terminated by TheraCour as a result of: the insolvency or bankruptcy proceedings by or against the Company, a general assignment by the Company to its creditors, the dissolution of the Company, cessation by the Company of business operations for ninety (90) days or more or the commencement by the Company or an affiliate to challenge or invalidate the issued patents.

The Company does not hold the rights to any other patents nor does the Company conduct its own research and development to develop other products to manufacture and sell. In addition, TheraCour is the sole developer of our licensed products and we are required to pay TheraCour fees for indirect and direct costs incurred by TheraCour for its licensed products. Therefore, we are dependent upon TheraCour for all of our product development needs. If the Company’s Agreement with TheraCour is terminated, it is unlikely we will be able to commence revenue-generating operations or that the Company could continue operating at all.

The expiration or loss of patent protection may adversely affect our future revenues and operating earnings.

We rely on patent, trademark, trade secret and other intellectual property protection in the discovery, research and of our product candidates. In particular, patent protection is important in the development and eventual commercialization of our products and product candidates. Patents covering our products and product candidates normally provide market exclusivity, which is important in order for our products and product candidates to become profitable.

Certain of the patents, which comprise the intellectual property that we license, expire between 2026 and 2028. While we believe the patent holders may seek additional patent coverage that may protect the technology underlying these patents, there can be no assurances that such additional patent protection will be granted, or if granted, that these patents will not be infringed upon or otherwise held enforceable. Even if we are successful in obtaining a patent, patents have a limited lifespan and we currently do not have any products for sale. In the United States, the natural expiration of a utility patent typically is generally 20 years after it is filed. Various extensions may be available; however, the life of a patent, and the protection it affords, is limited. Without patent protection for our products and product candidates, we may be open to competition from generic versions of such methods and devices.

We lack suitable facilities for clinical testing; and rely on third parties.

The Company does not have facilities that could be used to conduct clinical testing. We expect to contract with third parties to conduct all clinical testing required to obtain approvals for any drugs that we might develop. We currently outsource all testing to a number of third parties in various collaborations and service contracts. Any of our collaborators or service providers may discontinue the service contract or collaboration. If this were to occur, then we would be required to modify our priorities and goals, obtain other collaborators or service providers to replace the ones we lose, or we may even be forced to abandon certain drug development programs. In addition, any failures by third parties to adequately perform their responsibilities may delay the submission of our proposed products for regulatory approval, impair our ability to deliver our products on a timely basis, increase our costs, or otherwise impair our competitive position.

We have limited manufacturing experience.

We have not previously manufactured products in the highly regulated environment of pharmaceutical manufacturing. There are numerous regulations and requirements that must be maintained to obtain licensure and the permits required to commence manufacturing, as well as additional requirements to continue manufacturing pharmaceutical products. We own facilities that we use to manufacture clinical quantities of any products that might be developed by us. We believe that this cGMP-capable facility may allow us to produce limited quantities of a drug after approval for initial market entry, and that such an effort may make commercial sense if the treatment course requirements and afflicted patient populations are limited, and if the remuneration for the treatment course is appropriate. However, we do not own, nor lease facilities suitable for cGMP manufacture of any of our drug candidates in large commercial quantities, nor do we have the resources at this time to acquire or lease suitable facilities. At present, we have not retained any contract manufacturing organizations (CMO) for commercial manufacture or for clinical product manufacture.

We may be unable to attract, retain, and motivate skilled personnel which will delay our product development programs and our research and development efforts.

Our success depends on our continued ability to attract, retain, and motivate highly qualified scientific personnel who must undergo extensive training to assist in our research programs. Competition for skilled and qualified personnel and academic and other research collaborations is intense. If we lose the services of personnel with the necessary skills, or if there are extensive delays in training such personnel, it could significantly impede the achievement of our research and development objectives. We are currently experiencing extreme staffing constraints as well as financing constraints that have already caused substantial delays and may continue to cause further delays in our estimated timelines, unless we are successful at raising additional funds and at attracting and retaining highly skilled employees with specific skill-sets. There can be no assurance that we will be able to raise sufficient funding or that even if we are able to raise funding on terms favorable to the Company, that we will be able to hire and retain such qualified employees, The inability to hire and retain these employees will significantly delay our objectives including filing an IND with the FDA.

We have no sales and marketing personnel.

We are an early stage development company with limited resources. We do not currently have any products available for sale, and have not secured sales and marketing staff at this early stage of operations. We cannot generate sales without a sales or marketing staff and we cannot guarantee we will be successful in developing one. Even if we were to successfully develop approvable drugs, we will not be able to sell these drugs if we or our third-party manufacturers fail to comply with manufacturing regulations.

Since we cannot predict whether or when we will obtain regulatory approval to commercialize our product candidates, we cannot predict the timing of any future revenue from these product candidates.

We cannot commercialize any of our product candidates to generate revenue until the appropriate regulatory authorities have reviewed and approved the marketing applications for the product candidates. We cannot ensure that the regulatory agencies will complete their review processes in a timely manner or that we will obtain regulatory approval for any product candidate that we or our collaborators develop. Satisfaction of regulatory requirements typically takes many years, is dependent upon the type, complexity and novelty of the product and requires the expenditure of substantial resources. Regulatory approval processes outside the United States include all of the risks associated with the FDA approval process. In addition, we may experience delays or rejections based upon additional government regulation from future legislation or administrative action or changes in FDA policy during the period of product development, clinical trials and FDA regulatory review.

We license our core technology from TheraCour and we are dependent upon them as they have exclusive development rights. If we lose the right to utilize any of the proprietary information that is the subject of this license agreement, we may incur substantial delays and costs in development of our drug candidates

We have entered into Material License Agreements with TheraCour. TheraCour has exclusive rights to develop exclusively for us, the materials that comprise the core drugs of our planned business. TheraCour is a development stage company with limited financial resources and needs the Company’s progress payments to further the development of the nanoviricides. We control the research and work TheraCour performs on our behalf and no costs may be incurred without our prior authorization or approval.

We depend on TheraCour and other third parties to perform manufacturing activities effectively and on a timely basis. If these third parties fail to perform as required, this could impair our ability to deliver our products on a timely basis or cause delays in our clinical trials and applications for regulatory approval, and these events could harm our competitive position and adversely affect our ability to commence revenue-generating operations. The manufacturing process for pharmaceutical products is highly regulated, and regulators may shut down manufacturing facilities that they believe do not comply with regulations. We, and our manufacturers are subject to the FDA’s current Good Manufacturing Practices, which are extensive regulations governing manufacturing processes, stability testing, record keeping and quality standards and similar regulations are in effect in other countries. In addition, our manufacturing operations are subject to routine inspections by regulatory agencies.

Our collaborative relationships with third parties could cause us to expend significant resources and incur substantial business risk with no assurance of financial return.

We anticipate substantial reliance upon strategic collaborations for marketing and the commercialization of our drug candidates and we may rely even more on strategic collaborations for R&D of our other drug candidates. Our business depends on our ability to sell drugs to both government agencies and to the general pharmaceutical market. Offering our drug candidates for non-medical applications to government agencies does not require us to develop new sales, marketing or distribution capabilities beyond those already existing in the company. Selling antiviral drugs, however, does require such development. We plan to sell antiviral drugs through strategic partnerships with pharmaceutical companies. If we are unable to establish or manage such strategic collaborations on terms favorable to us in the future, our revenue and drug development may be limited. To date, we have not entered into any strategic collaboration with third parties capable of providing these services. In addition, we have not yet marketed or sold any of our drug candidates or entered into successful collaborations for these services in order to ultimately commercialize our drug candidates.

If we determine to enter into R&D collaborations during the early phases of drug development, our success will in part depend on the performance of our research collaborators. We will not directly control the amount or timing of resources devoted by our research collaborators to activities related to our drug candidates. Our research collaborators may not commit sufficient resources to our programs. If any research collaborator fails to commit sufficient resources, our preclinical or clinical development programs related to such collaboration could be delayed or terminated. Also, our collaborators may pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with us. Finally, if we fail to make required milestone or royalty payments to our collaborators or to observe other obligations in our agreements with them, our collaborators may have the right to terminate those agreements.

Manufacturers producing our drug candidates must follow current GMP regulations enforced by the FDA and foreign equivalents. If a manufacturer of our drug candidates does not conform to the current GMP regulations and cannot be brought up to such a standard, we will be required to find alternative manufacturers that do conform. This may be a long and difficult process and may delay our ability to receive FDA or foreign regulatory approval of our drug candidates and cause us to fall behind on our business objectives.

Establishing strategic collaborations is difficult and time-consuming. Our discussion with potential collaborators may not lead to the establishment of collaborations on favorable terms, if at all. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position. Even if we successfully establish new collaborations, these relationships may never result in the successful development or commercialization of our drug candidates or the generation of sales revenue. To the extent that we enter into collaborative arrangements, our drug revenues are likely to be lower than if we directly marketed and sold any drugs that we may develop.

Management of our relationships with our collaborators will require:

●	significant time and effort from our management team;
●	coordination of our marketing and R&D programs with the marketing and R&D priorities of our collaborators; and
●	effective allocation of our resources to multiple projects.

We employ the use of certain chemical and biological agents and compounds that may be deemed hazardous and we are therefore subject to various environmental laws and regulations. Compliance with these laws and regulations may result in significant costs, which could materially reduce our ability to become profitable.

We use hazardous materials, including chemicals and biological agents and compounds that could be dangerous to human health and safety or the environment. As appropriate, we safely store these materials and wastes resulting from their use at our laboratory facility pending their ultimate use or disposal. We contract with a third party to properly dispose of these materials and wastes. We are subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials and wastes. We may incur significant costs complying with environmental laws and regulations adopted in the future.

We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties for failure to comply with such laws and regulations. We may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or production efforts. Our failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

If we use biological and hazardous materials in a manner that causes injury, we may be liable for damages.

Our R&D and manufacturing activities will involve the use of biological and hazardous materials. Although we believe our safety procedures for handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot entirely eliminate the risk of accidental injury or contamination from the use, storage, handling or disposal of these materials. We carry $7,000,000 casualty and general liability insurance policies. Accordingly, in the event of contamination or injury, we could be held liable for damages or penalized with fines in an amount exceeding our resources and insurance coverage, and our clinical trials or regulatory approvals could be suspended.

We depend upon our senior management and their loss or unavailability could put us at a competitive disadvantage.

We currently depend upon the efforts and abilities of our management team. The loss or unavailability of the services of any of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition and results of operations. We have not obtained, do not own, nor are we the beneficiary of key-person life insurance for all of our key personnel.

The Company believes that Dr. Anil Diwan, our President and Executive Chairman is critical to the success of the Company. The Company is a limited beneficiary of a certain amount of key man insurance for Anil Diwan that the Company maintains. However, there can be no assurances that the amount of the key man insurance coverage would be sufficient to provide replacement of this key officer for continuing the Company’s operations in a timely manner, should such an event arise.

The Company also maintains a limited amount of Directors and Officers Liability insurance coverage to protect all of its directors and executive officers taken together. There can be no assurance that this D&O coverage will be sufficient to cover the costs of the events that may lead to its invocation, in which case, there could be a substantial impact on the Company’s ability to continue operations, should such an unforeseen event occur.

There are conflicts of interest among our officers, directors and stockholders.

Certain of our executive officers and directors and their affiliates are engaged in other activities and have interests in other entities on their own behalf or on behalf of other persons. Neither we, nor our stockholders will have any rights in these ventures or their income or profits. Specifically, Dr. Anil Diwan owns approximately 90% of the capital stock of TheraCour, which as of June 30, 2025, owned 2.8% of our common stock, and 681,859 shares of the Company’s Series A preferred stock, and provides the nanomaterials to the Company with which it intends to develop its products and is the holder of the intellectual property rights the Company uses to conduct its operations. While the Company is not aware of any conflict that has arisen to date, Dr. Diwan may have conflicting fiduciary duties between the Company and TheraCour, for which he must recuse himself from certain decision-making processes of the Company.

The Company does not allow a conflicted shareholder, director, or executive officer to vote on matters wherein a conflict may be perceived. The conflicted person or entity is not allowed to nominate an alternate person to vote for them either. Other than this safeguard, the Company currently does not have any policy in place, should such a conflict arise.

In particular:

●	Our executive officers or directors or their affiliates may have an economic interest in, or other business relationship with, partner companies that invest in us.
●	Our executive officers or directors or their affiliates have interests in entities that provide products or services to us.

In any of these cases:

●	Our executive officers or directors may have a conflict between our current interests and their personal financial and other interests in another business venture.
●	Our executive officers or directors may have conflicting fiduciary duties to us and the other entity.
●	The terms of transactions with the other entity may not be subject to arm’s length negotiations and therefore may be on terms less favorable to us than those that could be procured through arm’s length negotiations.

We anticipate entering into contracts with various U.S. government agencies. In contracting with government agencies, we will be subject to various federal contract requirements. Future sales to U.S. government agencies will depend, in part, on our ability to meet these requirements, certain of which we may not be able to satisfy.

We may enter into contracts with various U.S. government agencies which have special contracting requirements that give the government agency various rights or impose on the other party various obligations that can make the contracts less favorable to the non- government party. Consequently, if a large portion of our revenue is attributable to these contracts, our business may be adversely affected should the governmental parties exercise any of these additional rights or impose any of these additional obligations.

U.S. government contracts typically contain unfavorable termination provisions and are subject to audit and modification by the government at its sole discretion, which subjects us to additional risks. These risks include the ability of the U.S. government to unilaterally:

●	suspend or prevent us for a set period of time from receiving new contracts or extending existing contracts based on violations or suspected violations of laws or regulations;
●	terminate our existing contracts;
●	reduce the scope and value of our existing contracts;
●	audit and object to our contract-related costs and fees, including allocated indirect costs;
●	control and potentially prohibit the export of our drug candidates; and
●	change certain terms and conditions in our contracts.

The U.S. government may terminate any of its contracts with us either for its convenience or if we default by failing to perform in accordance with the contract schedule and terms. Termination for convenience provisions generally enable us to recover only our costs incurred or committed, and settlement expenses and profit on the work completed prior to termination. Termination for default provisions do not permit these recoveries and make us liable for excess costs incurred by the U.S. government in procuring undelivered items from another source.

As a U.S. government contractor, we may become subject to periodic audits and reviews. Based on the results of these audits, the U.S. government may adjust our contract-related costs and fees, including allocated indirect costs. As part of any such audit or review, the U.S. government may review the adequacy of, and our compliance with, our internal control systems and policies, including those relating to our purchasing, property, compensation and/or management information systems. In addition, if an audit or review uncovers any improper or illegal activity, we may be subject to civil and criminal penalties and administrative sanctions, including termination of our contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. government. We could also suffer serious harm to our reputation if allegations of impropriety were made against us. In addition, under U.S. government purchasing regulations, some of our costs, including most financing costs, amortization of intangible assets, portions of our R&D costs and some marketing expenses, may not be reimbursable or allowed under our contracts. Further, as a U.S. government contractor, we may become subject to an increased risk of investigations, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities to which purely private sector companies are not.

We may fail to obtain contracts to supply the U.S. government, and we may be unable to commercialize our drug candidates.

The U.S. government has undertaken commitments to help secure improved countermeasures against bio-terrorism. The process of obtaining government contracts is lengthy and uncertain, and we would compete for each contract. Moreover, the award of one government contract would not necessarily secure the award of future contracts covering the same drug. If the U.S. government makes significant future contract awards for the supply of its emergency stockpile to our competitors, our business will be harmed and it is unlikely that we will be able to ultimately commercialize our competitive drug candidate.

In addition, the determination of when and whether a drug is ready for large scale purchase and potential use will be made by the government through consultation with a number of government agencies, including the FDA, the NIH, the CDC and the Department of Homeland Security. Congress has approved measures to accelerate the development of bio-defense drugs through NIH funding, the review process by the FDA and the final government procurement contracting authority. While this may help speed the approval of our drug candidates, it may also encourage competitors to develop their own drug candidates.

We cannot predict with certainty the size of the market, if any for all of the antiviral drugs that the governments may want to stockpile. Consequently, we cannot predict whether sales, if any, to governments will be sufficient to fund our business plan and commence revenue-generating operations.

If the U.S. government fails to continue funding bio-defense drug candidate development efforts or fails to purchase sufficient quantities of any future bio-defense drug candidate, we may be unable to generate sufficient revenues to continue operations.

While we have not yet received U.S. government funding, we hope to receive funding from the U.S. government for the development of our bio-defense drug candidates. Changes in government budgets and agendas, however, may result in future funding being decreased and de-prioritized, and government contracts typically contain provisions that permit cancellation in the event that funds are unavailable to the government agency. Furthermore, we cannot be certain of the timing of any future funding, and substantial delays or cancellations of funding could result from protests or challenges from third parties. If the U.S. government fails to continue to adequately fund R&D programs, we may be unable to generate sufficient revenues to continue operations. Similarly, if we develop a drug candidate that is approved by the FDA, but the U.S. government does not place sufficient orders for this drug, our future business may be harmed.

Risks Related to the Biotechnology/Biopharmaceutical Industry

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and a high degree of competition. We may be unable to compete with enterprises equipped with more substantial resources than us.

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and a high degree of competition based primarily on scientific and technological factors. These factors include the availability of patent and other protection for technology and products, the ability to commercialize technological developments and the ability to obtain government approval for testing, manufacturing and marketing.

Our Smallpox drug candidate would compete with the already approved therapies.

Our MPox drug candidate at present does not have any known competition, but at least one drug is currently in a clinical trial.

Our Measles drug candidate at present does not have any known competition. However, the potential market size does not support us committing to regulatory drug development for this purpose without non-dilutive funding from other sources.

Our Coronavirus drug candidates would compete with the already approved therapies (either EUA or full approvals) and are subject to the COVID pandemic dissipating.

Our RSV drug does not have any direct competition at present but there are two protective antibodies as well as three vaccines for RSV, although there are no approved treatments other than the highly toxic last-resort drug, ribavirin.

Our shingles drug candidate would compete with Valtrex®, an approved drug (valacyclovir), and other acyclovir-related nucleoside analogs, and new drugs in the pipeline. FV-100, a VZV-specific nucleoside analog was in Phase III clinical trials that were terminated. Development of ASP2151, a helicase/primase inhibitor, was terminated due to adverse events in healthy persons in clinical trials. We are not aware of any further drugs in clinical trials for the treatment of shingles. Painkillers such as lidocaine formulations and oxycodone formulations were in clinical trials for symptomatic relief of PHN.

Our HSV-1 and HSV-2 skin cream drug candidates would compete with branded and unbranded available skin creams, such as Abreva™, as well as with branded and unbranded oral drug candidates against herpes, such as those based on acyclovir, valacyclovir, gancyclovir, among others. It is not known until after human clinical trials whether our drug candidates provide patient benefits beyond those of these drugs. Other drugs against herpes that are in the pipeline, if approved prior to our drug approval, would also be competition. Several drugs are in clinical trials for HSV-1 and/or HSV-2 treatment. These include brincidofovir, cyclopropavir, valamocyclovir, pritelivir, letermovir, as well as antibodies. Their patient benefit profiles are not known at present.

Our Influenza drug candidate would compete with already approved therapies. Our anti-influenza drug in development, Flucide, would compete with neuraminidase inhibitors Tamiflu and Relenza, anti-influenza drugs that are sold by Roche and Glaxo SmithKline (GSK), respectively. Generic competitors include amantadine and rimantadine, both oral. BioCryst Pharmaceuticals, Inc. has achieved FDA approval for IV Infusions formulations of peramivir, an influenza neuraminidase inhibitor, for the treatment of uncomplicated influenza. Peramivir is approved in Japan and had obtained emergency use authorization in the US. Its effectiveness during multiple clinical trials was found to be severely limited. Recently, a new drug, Xofluza (Baloxavir marboxil), developed by Shionogi, Inc., and licensed by Roche, has been approved in Japan, USA, and most of the world. It is an influenza viral endonuclease PA inhibitor. Other drugs in this class are in clinical trials. So are drugs targeting the m7G cap-snatching activity (PB2) of influenza virus such as VX787, and antibodies. Several H5N1 bird flu, and influenza novel H1N1/2009 vaccines are also in development worldwide. A new long-acting biologic drug, CD388 (Cidara) is in late clinical trials for use as an influenza prophylactic (i.e. protection before infection, like vaccines), but not as a therapeutic (i.e. treatment after infection and disease). Several companies are developing anti-influenza drugs and vaccines.

We compete with specialized biopharmaceutical firms in the United States, Europe and elsewhere, as well as a growing number of large pharmaceutical companies that are applying biotechnology to their operations, many of which have greater market presence and resources than we do. Many biopharmaceutical companies have focused their development efforts in the human therapeutics area, including cancer. Many major pharmaceutical companies have developed or acquired internal biotechnology capabilities or made commercial arrangements with other biopharmaceutical companies. These companies, as well as academic institutions, government agencies and private research organizations, also compete with us in recruiting and retaining highly qualified scientific personnel and consultants. Our ability to compete successfully with other companies in the pharmaceutical field will also depend to a considerable degree on the continuing availability of capital to us.

We are aware of numerous products under development or manufactured by competitors that are used for the prevention or treatment of certain diseases we have targeted for drug development. Various companies are developing biopharmaceutical products that potentially directly compete with our drug candidates even though their approach to such treatment is different.

We hope that our drug candidates under development and in clinical trials will address major markets within the anti-viral sector. Our competition will be determined in part by the potential indications for which drugs are developed and ultimately approved by regulatory authorities. Additionally, the timing of the market introduction of some of our potential drugs or of competitors’ products may be an important competitive factor. Accordingly, the relative speed with which we can develop drugs, complete pre-clinical testing, clinical trials, approval processes and supply commercial quantities to market are important competitive factors. We expect that competition among drugs approved for sale will be based on various factors, including product efficacy, safety, reliability, availability, price and patent protection.

The successful development of biopharmaceuticals is highly uncertain. A variety of factors including, pre-clinical study results or regulatory approvals, could cause us to abandon development of our drug candidates.

Successful development of biopharmaceuticals is highly uncertain and is dependent on numerous factors, many of which are beyond our control. Products that appear promising in the early phases of development may fail to reach the market for several reasons including:

●	pre-clinical study results that may show the product to be less effective than desired (e.g., the study failed to meet its primary objectives) or to have harmful or problematic side effects;
●	failure to receive the necessary regulatory approvals or a delay in receiving such approvals. Among other things, such delays may be caused by slow enrollment in clinical studies, length of time to achieve study endpoints, additional time requirements for data analysis or a IND and later NDA, preparation, discussions with the FDA, an FDA request for additional pre-clinical or clinical data or unexpected safety or manufacturing issues;
●	manufacturing costs, pricing or reimbursement issues, or other factors that make the product not economical; and
●	the proprietary rights of others and their competing products and technologies that may prevent the product from being commercialized.

Success in pre-clinical and early clinical studies does not ensure that large-scale clinical studies will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. The length of time necessary to complete clinical studies and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly from one product to the next, and may be difficult to predict.

Risks Related to the Securities Markets and Investments in Our Common Stock

General securities market uncertainties resulting from international turmoil.

International securities markets have become highly unstable in the aftermath of extensive spending by the governments to combat COVID-19, the rise in energy prices resulting from the Russian war in Ukraine, the political, social and economic effects of this war, changes in governments leading to changes in monetary and fiscal policies, inflation, and other external factors. As a result, the markets may not be available to us for purposes of raising required capital at the time we need it. Should we not be able to obtain financing when required, in the amounts necessary to execute on our plans in full, or on terms which are economically feasible we may be unable to sustain the level of spending required to pursue our strategic plan and may have to reduce the planned future growth and scope of our operations.

If we do not meet the continued listing standards of the NYSE American our common stock could be delisted from trading, which could limit investors’ ability to make transactions in our common stock and subject us to additional trading restrictions.

Our common stock is listed on the NYSE American, a national securities exchange, which imposes continued listing requirements with respect to listed shares. If, however, we fail to satisfy the continued listing standards, such as, for example, the requirement that our shares not trade “for a substantial period of time at a low price per share,” fail to meet stockholders equity requirements, or that we not dispose of our principal operating assets or discontinue a substantial portion of our operations, among other requirements, the NYSE American may issue a non-compliance letter or initiate delisting proceedings. If our securities are delisted from trading on the NYSE American and we are not able to list our securities on another exchange or to have them quoted on NASDAQ, our securities could be quoted on the OTC Bulletin Board or on the “pink sheets.” As a result, we could face significant adverse consequences including:

●	a limited availability of market quotations for our securities;
●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
●	a limited amount of news and analyst coverage for us; and
●	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3 or obtain additional financing in the future).

Our Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will reduce or might eliminate our ability to reach profitability.

Our Company is required to file periodic reports with the Commission pursuant to the Exchange Act and the rules and regulations promulgated thereunder. To comply with these requirements, our independent registered auditors will have to review our quarterly financial statements and audit our annual financial statements. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, the trading price of our common stock, if a market ever develops, could drop significantly, or we could become subject to Commission enforcement proceedings.

Our Common Stock may be considered a “penny stock” and may be difficult to sell.

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Historically, the price of our common stock has fluctuated greatly. If, the market price of the common stock is less than $5.00 per share and the common stock does not fall within any exemption, it therefore may be designated as a “penny stock” according to Commission rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Our stock price may be volatile and your investment in our common stock could suffer a decline in value.

The price of our Common Stock, as quoted on the NYSE American, may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include but are not limited to:

●	progress of our products through the regulatory process
●	results of preclinical studies and clinical trials;
●	announcements of technological innovations or new products by us or our competitors;
●	government regulatory action affecting our products or our competitors’ products in both the United States and foreign countries;
●	developments or disputes concerning patent or proprietary rights;
●	general market conditions for emerging growth and pharmaceutical companies;
●	economic conditions in the United States or abroad;
●	actual or anticipated fluctuations in our operating results;
●	broad market fluctuations; and
●	changes in financial estimates by securities analysts.

There is a risk of market fraud.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. We are aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

A registration of a significant amount of our outstanding restricted stock may have a negative effect on the trading price of our stock.

At May 15, 2026, shareholders of the Company held approximately 2,092,892 shares of restricted common stock, or approximately 9.6% of the outstanding Common Stock. If we were to file a registration statement including all of these shares, and the registration is allowed by the SEC, these shares would be freely tradable upon the effectiveness of the planned registration statement. If investors holding a significant number of freely tradable shares decide to sell them in a short period of time following the effectiveness of a registration statement, such sales could contribute to significant downward pressure on the price of our stock.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We may issue additional equity shares to fund the Company’s operational requirements, which would dilute share ownership.

The Company’s continued viability depends on its ability to raise capital. Changes in economic, regulatory or competitive conditions may lead to cost increases. Management may also determine that it is in the best interest of the Company to develop new services or products. In any such case additional financing is required for the Company to meet its operational requirements. The sale or the proposed sale of substantial amounts of our common stock in the public markets may adversely affect the market price of our common stock and our stock price may decline substantially.

The Company is authorized to issue up to 150,000,000 shares of common stock without additional approval by shareholders. As of May 15, 2026, we had 21,647,000 shares of common stock outstanding, warrants to purchase 7,147,720 shares of common stock, and 916,695 shares of Series A preferred stock convertible into 3,208,433 shares of common stock only in the event of a change in control.

Large amounts of our common stock will be eligible for resale under Rule 144.

As of May 15,2026, 2,092,892 of 21,647,000 issued and outstanding shares of the Company’s common stock are restricted securities as defined under Rule 144 of the Securities Act of 1933, as amended (the “Act”) and under certain circumstances may be resold without registration pursuant to Rule 144. In addition 918,422 shares of Series A preferred stock are restricted and convertible into 3,214,477 shares of common stock only upon of a change of control of the Company.

Approximately 1,092,000 shares of our restricted shares of common stock are held by non-affiliates who may avail themselves of the public information requirements and sell their shares in accordance with Rule 144. As a result, some or all of these shares may be sold in accordance with Rule 144 potentially causing the price of the Company’s shares to decline.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a six month holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate, as such term is defined in Rule 144(a)(1), of the Company and who has satisfied a one-year holding period. Any substantial sale of the Company’s common stock pursuant to Rule 144 may have an adverse effect on the market price of the Company’s shares. This filing will satisfy certain public information requirements necessary for such shares to be sold under Rule 144.

The requirements of complying with the Sarbanes-Oxley act may strain our resources and distract management.

We are subject to the reporting requirements of the Exchange Act, and the Sarbanes-Oxley Act of 2002. The costs associated with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Historically, we have maintained a small accounting staff, but in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant additional resources and management oversight will be required. This effort may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial persons with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

Sales of additional equity securities may adversely affect the market price of our common stock and your rights in the Company may be reduced.

We expect to continue to incur drug development and selling, general and administrative costs, and in order to satisfy our funding requirements, we may need to sell additional equity securities. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. Also, any new securities issued may have greater rights, preferences or privileges than our existing common stock that may adversely affect the market price of our common stock and our stock price may decline substantially.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $1,735,000, after deducting the Placement Agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including but not limited to working capital, capital expenditures, research and development expenditures, clinical trial expenditures, as well as acquisitions and other strategic purposes.

DILUTION

If you invest in our common stock, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding. Our historical net tangible book value as of March 31, 2026 was approximately $9,742,129 or $0.45 per share of our common stock.

After giving effect to the sale of 1,333,334 shares of common stock at the offering price of $1.50 per share and after deducting the placement agent’s fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026, would have been $11,477,129 or $0.50 per share. This represents an immediate increase in as adjusted net tangible book value of $0.05 per share to our existing stockholders and immediate dilution of $1.00 per share to new investors purchasing common stock and Pre-Funded Warrants in this offering.

After giving further effect to the sale of warrants to purchase 1,333,334 shares of the Company’s common stock at an exercise price of $1.75 and after deducting the Placement Agent fees and estimated offering expenses, our pro forma as adjusted net tangible book value as of March 31, 2026, would have been approximately $13,647,152 or $0.59 per share. This represents an immediate increase in pro forma net tangible book value of $0.14 per share to existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of $1.16 per share to new investors. The following table illustrates this calculation on a per share basis:

Offering price per share	$1.50

Net tangible book value per share as of March 31, 2026	$0.45
Increase in pro forma net tangible book value per share attributable to proforma adjustments	$0.14
Pro forma net tangible book value per share as of March 31, 2026	$0.59
Increase in pro forma net tangible book value per share attributable in this offering and concurrent private placement	$0.14
Pro forma as adjusted net tangible book value per share as of March 31, 2026, after giving effect to this offering and concurrent private placement	$0.59
Dilution in pro forma as adjusted net tangible book value per share to new investors in this offering and concurrent private placement	$1.16

The above discussion and table are based on shares of our common stock outstanding of 21,647,000 shares as of March 31, 2026, assume no exercise of the Common Warrants and exclude the above pro forma adjustments as well as:

●	3,214,477 shares of our common stock reserved for issuance pursuant to the conversion of 918,422 shares of Series A Preferred Stock; and

●	7,147,720 shares of our common stock reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $1.88.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following is a brief summary of certain terms and conditions of the Common Stock, the Pre-Funded Warrants and the Common Stock Warrants being offered in this offering. The following description is subject in all respects to the provisions contained in instruments governing the applicable security.

Common Stock

The material terms and provisions of our Common Stock are described under the heading “Description of Capital Stock” in the accompanying base prospectus.

Pre-Funded Warrants

Form

The Pre-Funded Warrants will be issued as individual warrant agreements to the holders. The form of Pre-Funded Warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The Pre-funded Warrants will not expire until they are fully exercised.

Exercisability

The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until they are fully exercised. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full of the exercise price in immediately available funds for the number of shares of Common Stock purchased upon such exercise. The holder of the Pre-Funded Warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the Pre-Funded Warrants in Common Stock determined according to the formula set forth in the Pre-Funded Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. We will, at our election, either pay a cash adjustment in respect of any such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Exercise Limitations

We may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to or immediately prior to such exercise, would cause the aggregate number of shares of our Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to us subject to the terms of the Pre-Funded Warrants, provided that such percentage may in no event exceed 9.99%.

Exercise Price

The exercise price of our Common Stock purchasable upon the exercise of the Pre-funded Warrants is $0.00001 per share. The exercise price of the Pre-Funded Warrants and the number of Common Stock issuable upon exercise of the Pre-Funded Warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders. The exercise price of the Pre-Funded Warrants will not be adjusted below the par value of our Common Stock.

Transferability

Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the Pre-Funded Warrants, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the owner of 50% of the voting power of our outstanding Common Stock), the holders of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the same kind and amount of securities, cash or other property that such holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Pre-Funded Warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each Pre-funded Warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our Common Stock or as otherwise provided in the Pre-Funded Warrants, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until such holder exercises the Pre-Funded Warrant.

Warrant Agent

We will act as warrant agent for the Pre-Funded Warrants.

Common Stock Warrants

Form

The Common Stock Warrants will be issued as individual warrant agreements to the holders. The form of Common Stock Warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The Common Stock Warrants may be exercised six months from the date of original issuance and may be exercised at any time thereafter until three years from the original issuance date.

Exercisability

Each Common Stock Warrant is exercisable for one share of our Common Stock. The Common Stock Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If at the time of exercise of the Common Stock Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the shares of Common Stock underlying the Common Stock Warrants then being exercised by the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Common Stock Warrants. No fractional shares will be issued upon the exercise of the Common Stock Warrants. We will, at our election, either pay a cash adjustment in respect of any such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Exercise Limitations

We may not effect the exercise of any Common Stock Warrant, and a holder will not be entitled to exercise any portion of any Common Stock Warrant that, upon giving effect to or immediately prior to such exercise, would cause the aggregate number of shares of our Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Stock Warrants.

Exercise Price

The exercise price per share of our Common Stock purchasable upon the exercise of the Common Stock Warrants is $1.75 per share of our Common Stock. The exercise price of the Common Stock Warrants and the number of shares of our Common Stock issuable upon exercise of the Common Stock Warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock. The exercise price of the Common Stock Warrants will not be adjusted below the par value of our Common Stock.

Transferability

Subject to applicable laws, the Common Stock Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established public trading market for the Common Stock Warrants, and we do not expect a market to develop. We do not intend to list the Common Stock Warrants on any securities exchange or nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Common Stock Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the owner of 50% of the voting power of our outstanding Common Stock, the holders of the Common Stock Warrants will be entitled to receive upon exercise of the Common Stock Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Stock Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Common Stock Warrants.

No Rights as a Stockholder

Except as otherwise provided in the Common Stock Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Common Stock Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until such holder receives shares of our Common Stock upon the due exercise of a Common Stock Warrant.

Warrant Agent

We will act as warrant agent for the Common Stock Warrants.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock and do not currently anticipate paying cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

D. Boral Capital LLC (the “Placement Agent”) has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement, dated May 15, 2026, between us and the Placement Agent (the “Placement Agency Agreement”). The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we have entered into a securities purchase agreement directly with each investor in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement.

We will deliver the securities being issued to each such investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about May 18, 2026.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

This offering is being conducted on a “reasonable best efforts” basis and the placement agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent fees set forth in the table below (assuming the purchase of all of the securities we are offering).

	Per Share	Total
Offering Price	$1.50	$2,000,001
Placement Agent fees (1)	$0.105	$140,000
Proceeds, before expenses, to us (2)	$1.395	$1,860,001

(1)	Consists of a cash fee of 7.0% of the aggregate gross proceeds in this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering, as set forth below.
(2)	The amount of the offering proceeds to us presented in this table gives effect to the exercise of the Pre-Funded Warrants but not the Common Warrants issued in the Offering.

We have also agreed to reimburse the Placement Agent at closing for legal and other expenses incurred by it in connection with this offering in an aggregate amount up to $50,000. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $265,000.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agents based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the industry in which we operate, our past and present operating results, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, the previous experience of our executive officers, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-Up Agreements

Our Chief Executive Officer is subject to lock-up agreement, which prohibits him from offering for sale, pledging, announcing the intention to sell, selling, contracting to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of 30 days following the closing date of the Offering. The lock-up agreements do not prohibit our Chief Executive Officer from transferring shares of Common Stock for bona fide estate or tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock-up terms.

Company Standstill

We have agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 30 days after the closing date of the Offering, subject to certain exceptions. In addition, we have agreed not to effect or enter into an agreement to effect any issuance of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction until 30 days after the closing date of the Offering, subject to certain exceptions. Notwithstanding the foregoing, commencing on the 10th day after the closing date of the Offering, we will be permitted to conduct sales under the sales agreement with the Placement Agent.

Listing

Our common stock is listed on the NYSE American under the trading symbol “NNVC”.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the share of Common Stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. The Placement Agent is being represented in connection with this offering by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The balance sheets of NanoViricides, Inc. as of June 30, 2025 and 2024, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the offer and sale of our securities. This prospectus supplement and the accompanying prospectus, which constitute part of that registration statement, do not include all of the information contained in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus supplement or in the accompanying prospectus to any of our contracts, agreements, or other documents, the reference may not be complete, and you should refer to the exhibits or to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC website referenced above also contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus supplement and accompanying prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede information contained herein and therein, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement or the accompanying prospectus, to the extent the new information differs from or is inconsistent with the old information. We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on September 29, 2025;

Our Quarterly Reports on Form 10-Q for the periods ended September 30, 2025, filed with the SEC on November 14, 2025, December 31, 2025, filed with the SEC on February 17, 2026, and March 31, 2026, filed with the SEC on May 14, 2026.

●	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 23, 2013, including any amendments or reports filed for the purpose of updating that description; and

●	Our Current Reports on Form 8-K filed with the SEC on October 1, 2025, November 14, 2025, and November 26, 2025.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus:

NanoViricides, Inc.

1 Controls Drive

Shelton, Connecticut 06484

Telephone: (203) 937-6137

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

PROSPECTUS

NANOVIRICIDES, INC.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

This prospectus relates to common stock, preferred stock, debt securities, warrants, and units comprised of the foregoing that we may sell from time to time in one or more offerings up to a total public offering price of $150,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock trades on the NYSE American under the symbol “NNVC.” On May 4, 2023, the last reported sale price of our common stock was $1.25. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

As of May 4, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $13,943,990, which was calculated based on 11,155,194 shares of outstanding common stock held by non-affiliates at a price of $1.25 per share, the closing price of our common stock on May 4, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “Public Float” (the market value of our common stock held by our non-affiliates) in any 12-months period so long as our Public Float remains below $75,000,000. We have not sold any of our common stock or securities convertible into common stock during the 12 calendar months prior to and including the date of this prospectus pursuant to Instruction I.B.6.

Investing in our securities involves significant risks. See “RISK FACTORS” on page 4 for information you should consider before buying these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

This prospectus is not an offer to sell any securities in any state where the offer is not permitted.

The date of this prospectus is May 22, 2023.

Prospective investors may rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement we filed with the United States Securities and Exchange Commission, or the “SEC”. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. We may use this prospectus to offer and sell up to a total of $150,000,000 of our securities. This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 16.

You should rely only on the information contained herein or incorporated by reference in this prospectus and the supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated herein by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of our business and industry. We make statements in this prospectus, including statements that are incorporated by reference, that are forward-looking. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “project” and similar expressions are intended to identify forward-looking statements. They also include statements regarding:

●	our future growth and profitability;
●	our competitive strengths; and
●	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

●	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;
●	the highly competitive nature of our industry;
●	our ability to attract and retain qualified managers and skilled employees;
●	the outcome of our plans for future operations and growth; and
●	the other factors referenced in this prospectus, including, without limitation, under “Risk Factors.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in any supplements to this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

ABOUT NANOVIRICIDES, INC.

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents we have referred you to in “Incorporation of Certain Documents by Reference” on page 16 of this prospectus for information about us and our financial statements as well as “Where You Can Find More Information” on page 16.

Except where the context otherwise requires, the terms “we,” “us,” “our” or “NanoViricides” refer to NanoViricides, Inc.

Our Business

We are a clinical stage company with one drug in human clinical studies and several drugs in various stages of pre-clinical development, including IND-filing stage and late stage IND-enabling non-clinical studies. We have no customers, products or revenues to date, and may never achieve revenues or profitable operations.

We have several drugs in our pipeline. Of these, two drugs developed to combat the COVID-19 pandemics, namely NV-CoV-2 and NV-CoV-2-R, are our most advanced drug candidates. We have licensed the clinical evaluation, further development and commercialization of NV-CoV-2 and NV-CoV-2-R to our collaborator, Karveer Meditech Private Limited, India (“Karveer”). Karveer as the drug sponsor has sought and received required regulatory permissions for conducting a Phase Ia/Ib human clinical trial of the drug NV-CoV-2. The trial is expected to commence soon in India as of this writing. On March 27, 2023 we entered into a License Agreement with Karveer whereby we granted to Karveer a limited, non-transferable, exclusive license for the development and commercialization and further use, sale, or offer of sale of NV-CoV-2 and NV-CoV-2-R in India. As part of the drug evaluation and development, Karveer agreed to sponsor the clinical test drug candidates for Phase I and Phase II clinical trials.

We believe that once Phase I clinical trials of NV-CoV-2 are successful, both NV-CoV-2 and NV-CoV-2-R should be eligible to enter Phase II and further clinical studies subject to regulatory approvals. We have successfully made oral formulations of NV-CoV-2 as both (i) NV-CoV-2 Oral “Gummies” and (ii) NV-CoV-2 Oral Syrup. In addition, we have developed the injectable formulation, (iii) NV-CoV-2 for Injection, Infusion or Inhalation. The other drug, NV-CoV-2-R comprises NV-CoV-2 with remdesivir encapsulated in the belly of the polymeric micelles. The Phase 1a/1b clinical trials will evaluate the safety and tolerability of both of the oral formulations, NV-CoV-2 Oral Syrup and NV-CoV-2 Oral Gummies, in both healthy adults and COVID (PCR-positive) patients with mild to moderate disease; assess pharmacokinetics of these doses in healthy adults; and obtain information regarding indicators of efficacy for dosage determination for the Phase 2 efficacy trial. The clinical program is expected to extend to pediatric populations upon success.

Clinical program of Injectable Formulation of NV-CoV-2 for use in hospitalized patients or patients with severe disease is expected to follow thereafter.

Even as U.S. President Joe Biden on Monday, April 10, 2023, signed a resolution to end the COVID-19 national emergency, SARS-CoV-2 continues to claim a substantial number of lives, with a decreasing trend from over 1,700 per week on April 5, 2023 to 1,160 on April 19, 2023 and is causing a substantial number of hospitalizations in the USA alone, in what is currently a “non-wave” period, as per CDC data tracker (https://covid.cdc.gov/covid-data-tracker/#trends_weeklydeaths_select_00). A new Omicron variant, XBB.1.16 has begun to gain ground in Asian countries, and cases have started rising in the USA as well, which can be projected to lead to another “wave” of SARS-CoV-2 infections in the next few months, based on the last two years of worldwide trends of waves progression (https://www.usnews.com/news/health-news/articles/2023-04-21/cdc-xbb-1-16-or-arcturus-responsible-for-nearly-10-of-new-covid-19-cases). In contrast to the COVID-19 national emergency, the COVID-19 public health emergency has been declared by the President to end on May 11, 2023. The SARS-CoV-2 virus with its continually evolving variants is now a continuously recurring phenomenon, like other seasonal viruses such as Influenzas.

The Company targets NV-CoV-2 to fulfill an important medical need that remains unmet even today. There is no antiviral COVID drug available yet that can be used for the treatment of all segments of patient population. Equally noteworthy, there is no antiviral COVID drug available yet that can be expected to continue to work even as new variants of the SARS-CoV-2 keep evolving and spreading in the field.

After developing viable drug candidates against COVID in 2020 in a matter of a few months, the Company focused substantially on the COVID drug development, resulting in two drug candidates that are shown to be extremely effective in pre-clinical studies compared to the currently most effective drug, remdesivir, namely NV-CoV-2 and NV-CoV-2-R. Both of these drug candidates have demonstrated pan-coronavirus, broad-spectrum effectiveness. This broad-spectrum effectiveness implies that SARS-CoV-2 variants that are continuously generated in the field are quite unlikely to escape either of these two drug candidates.

In addition, the active pharmaceutical ingredient in NV-CoV-2, namely NV-387, is likely to have broad-spectrum effectiveness against other virus families as well. This is because NV-387 mimics the virus attachment factors in the body, which are common to a large range of viruses. We plan on evaluating the efficacy of NV-387 as an antiviral for the treatment of infections by such viruses. We are working on poxvirus family that includes mpox and smallpox, and respiratory viruses including respiratory syncytial virus (RSV) and others. If NV-387 is found to have activity against any of these viruses, we can readily take the appropriate formulation of the drug into Phase 2 clinical trials. This expansion in application of the drug would save time and money in drug development and also improve the return-on-investment significantly.

We have also developed NV-HHV-1, a drug in the form of skin cream to treat Shingles rash, which has already undergone IND-enabling safety/pharmacology studies. We plan on initiating clinical trials of this drug candidate after the COVID clinical program matures. In addition, we have developed drug candidates against HSV-1 and HSV-2, and HIV that have shown safety and effectiveness in pre-clinical studies, warranting and pending further IND enabling studies and clinical evaluation. Additionally, we have developed R&D stage drug candidates to treat other virus infections including dengue viruses, influenza viruses and filoviruses (Ebola and Marburg viruses), among others. We plan on advancing our pre-clinical assets as the clinical stage assets NV-CoV-2, NV-CoV-2-R, and NV-HHV-1 advance in clinical studies.

NanoViricides is one of a few biopharma companies that has its own cGMP-compliant manufacturing facility. We are manufacturing the clinical supply of drug substances as well as the oral drug products for NV-CoV-2 at our own facility, simplifying and expediting the cGMP-compliant manufacturing operations. We have the capability to produce sufficient drugs for about 1,000 patients in a single batch of production, depending upon dosage. This production capacity is anticipated to be sufficient for Phase I, Phase II and Phase III human clinical trials for our anti-coronavirus drugs in development, as well as for the anticipated clinical trials of NV-HHV-1 skin cream for the treatment of shingles.

Additionally, we are the only company that, to the best of our knowledge, is developing antiviral treatments that are designed to (a) directly attack the virus and disable it from infecting human cells, and (b) simultaneously block the reproduction of the virus that has already gone inside a cell. Together, this strategy of a two-pronged attack against the virus, both inside the cell and outside the cell, exemplified by NV-CoV-2-R, can be expected to result in a cure for coronaviruses and other viruses that do not become latent.

This total attack on the whole lifecycle of the virus is expected to result in the most effective drug candidates. It is now well accepted that multiple antivirals together produce better effectiveness than single ones individually. Our strategy goes beyond simply a mix of multiple antivirals. Our unique, shape-shifting nanomedicine technology leads to substantial improvement in the pharmacokinetic properties of the guest antiviral drug. We have shown that encapsulation of remdesivir in NV-CoV-2 protects remdesivir from bodily metabolism in animal studies. This allows higher concentrations of remdesivir to be reached and simultaneously extends the effectiveness time period in comparison to the standard Veklury® (Gilead) formulation. The resulting drug, NV-CoV-2-R has not only significantly improved characteristics for its remdesivir component, but additionally provides the novel re-infection blocking mechanism of NV-CoV-2.

The Company’s nanoviricides platform technology is based on biomimetic engineering that copies the features of the human cellular receptor of the virus. No matter how much the virus mutates, all virus variants bind to the same receptor in the same fashion. It appears that the later variants of SARS-CoV-2 may have evolved to bind to the human cellular receptor ACE2 more strongly, in general, based on published datasets. Thus, if these features of the cellular receptor are appropriately copied, the resulting nanoviricide drug would remain effective against current and future variants of the virus.

Our current drug candidates to combat COVID are designed to attack not only SARS-CoV-2 and its current and future variants, but also many other coronaviruses, and will be useful even after the pandemic is over, since several coronaviruses are endemic in human populations. SARS-CoV-2 with its variants and substantial penetration into human populations worldwide is on course to become an endemic virus, if it is not endemic already.

Since completing the IND-enabling safety/toxicology studies, the Company has successfully developed orally active formulations of our drug candidates, in an oral syrup form, as well as an oral gummies form. We believe that for mild to moderate cases, for pediatric, and older patients, the oral syrup and oral gummies forms would be highly advantageous over tablets, capsules, injections, infusions, or lung inhalations. The injectable formulation is expected to be valuable in the treatment of severe cases. Further, this formulation is designed to be deliverable as an aerosol by a simple, commercially available, hand-held, nebulizer device directly into lungs. Such inhalation, as an aerosol is expected to provide greater benefits to more severe patients by providing high concentration of the drug locally in the lungs where the SARS-CoV-2 viruses cause the most damage.

We believe that the extremely strong effectiveness we have observed in cell culture studies and in lethal coronavirus lung infection animal studies, in comparison to remdesivir, should translate into strong effectiveness of our drug candidates NV-CoV-2 and NV-CoV-2-R in human cases of COVID (SARS-CoV-2 infection).

We are developing a broad-spectrum antiviral drug candidate, NV-CoV-2, where the potential for escape of virus variants is minimized by the very design of the drug for the treatment of SARS-CoV-2-infected sick persons (i.e. COVID patients). In contrast, vaccines are not treatments for sick persons, and must be administered to healthy individuals, and further require several weeks for the recipient’s immune system to become capable of protecting against the target virus strain. Variants have readily developed that are capable of infecting vaccinated persons although it is believed that vaccinated persons have a low risk of death from COVID compared to unvaccinated persons.

We have been executing rapidly and efficiently, as well as in a cost-effective and productive manner, towards the goal of advancing the first drug candidate into the clinic as soon as possible. We believe that taking our first drug candidate into initial human clinical trials will be a very important milestone in that it would essentially validate our entire platform technology as being capable of producing drug candidates worthy of human clinical trials, and potentially of success in those clinical trials.

Company Information

Our principal executive offices are located at 1 Controls Drive, Shelton, Connecticut 06484. Our telephone number is 203-937-6137. You may also contact us or obtain additional information through our internet website address at www.nanoviricides.com or by emailing us at info@nanvoricides.com. Information contained on our website is not incorporated into this prospectus and is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the Risk Factors contained in our most recent annual report on Form 10-K, as updated or supplemented by subsequent quarterly reports on Form 10-Q and Current Reports on Form 8-K to the extent filed, each of which are incorporated herein by reference and in any supplement to this prospectus before buying any offered securities, as the same may be updated from time to time by our future filings under the Exchange Act.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include research and development of pharmaceutical candidates, collaborative arrangements with other companies, repayment of existing indebtedness, working capital, capital expenditures, acquisitions, joint ventures and stock repurchase programs. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, then we will describe them in the prospectus supplement. The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those securities, will depend upon our funding requirements. If we elect at the time of an issuance of securities to make different or more specific use of proceeds than described in this prospectus, such use will be described in the prospectus supplement relating to those securities.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through one or more agents or broker dealers, including those engaged solely as agents to facilitate the direct sale of securities to particular investors. We may also sell the securities offered through this prospectus through agents, including ordinary brokerage transactions, block trades, placements, “at the market” transactions, put or call transactions or in any other way not involving market makers or established markets, or through any of these methods. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters;
●	the purchase price of the securities;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any public offering price and the net proceeds we will receive from such sale;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may engage in at the market offering into an existing trading market in accordance with Rule 415(a)(4). Any at the market offering will be through an underwriter or underwriter acting as principal agent for us.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including at negotiated prices and in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts or similar arrangements.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities from time to time to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement, will be eligible for trading on the NYSE American or such other stock exchange that our securities are trading upon at that time.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

In connection with any offering, the underwriters may purchase and sell securities in the open market. Any underwriter may engage in short sales, over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

We may also sell securities from time to time pursuant to an “equity line of credit”. In such event, we will enter into a common stock purchase agreement with the purchaser to be named therein, which will be described in a Current Report on Form 8-K that we will file with the SEC. In that Form 8-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of shares of common stock to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with NASD Conduct Rule 2720.

THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings: common stock; preferred stock; debt securities; warrants; and/or units comprised of any combination of the foregoing. The descriptions of the securities contained in this prospectus summarize the material general terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

The terms of any securities we offer will be determined at the time of sale.

We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

The following summary describes the material terms of our capital stock and is subject to, and qualified in its entirety by, our articles of incorporation and bylaws that are included as exhibits to certain of the documents incorporated by reference below and by the provisions of applicable Nevada law. We refer you to the foregoing documents and to Nevada law for a detailed description of the provisions summarized below.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 150,000,000 shares of common stock, $0.001 par value. As of May 5, 2023 there were approximately 11,666,000 shares of common stock issued and outstanding.

If we offer shares of our common stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the offering, including the number of shares offered and the offering price.

Voting Rights

Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Dividends

Subject to the rights of the holders of any preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends. We have never declared or paid cash dividends on our common stock.

Other Rights

In the event of a liquidation, dissolution or winding up of us, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock. Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. All outstanding shares of common stock are, and all shares of common stock issued by us in an offering under this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings under this prospectus or at other times in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, (303) 282-4800.

Listing

Our common stock is listed on the NYSE American under the symbol “NNVC.” Any common stock we sell under this prospectus, as it may be supplemented, will be listed on the NYSE American.

DESCRIPTION OF PREFERRED STOCK

General

We are authorized to issue up to 10,000,000 shares of preferred stock in one or more series, with such designations, preferences and relative, participating, option and other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our stockholders, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences.

On February 15, 2010, our board had designated an aggregate of 10,000,000 split-adjusted shares of preferred stock Series A Convertible Preferred Stock (the “Series A”); as of May 5, 2023, 497,287 shares of Series A Preferred Stock are issued or outstanding and no other shares of preferred stock are issued and outstanding.

Our board may fix the number of shares constituting any series and the designations of these series by adopting a certificate of designation relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

•	the number of shares we are offering;
•	the offering price for those shares;
•	the maximum number of shares in the series and the distinctive designation thereof;
•	the terms on which dividends will be paid, if any;
•	the terms on which the shares will be redeemed, if at all;
•	the liquidation preference, if any;
•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
•	the voting rights, if any, on the shares of the series;
•	any securities exchange or market on which the shares will be listed; and
•	any other preferences and relative, participating, operation or other special rights or qualifications, limitations or restrictions of the shares

You should also refer to the applicable certificate of designation for complete information about the terms, preferences and rights related to a particular series of our preferred stock, which we will incorporate as an exhibit to the registration statement of which this prospectus is a part. The prospectus supplement will contain a description of United States federal income tax consequences relating to the preferred stock, to the extent applicable.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Convertible Preferred Stock

The Series A Preferred Stock is convertible, solely upon a “change of control,” into shares of our Common Stock at the rate of three and one-half shares of Common Stock per share of Series A converted. For the purposes of conversion of the Series A, change of control is defined as (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Series A Preferred Stock and the Securities issued together with the Series A Preferred Stock), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its Intellectual Property to another Person and the stockholders of the Company prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (c) above. The Series A Preferred Stock votes at the rate of nine votes per share of Series A, together with the Common Stock, on all matters to which shareholders of the Company are entitled to vote. Holders of the Series A Preferred Stock are not entitled to receive dividends or any liquidation preference upon the liquidation, dissolution, or winding up of the Company.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
•	whether the debt securities will be secured or unsecured;
•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
•	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
•	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
•	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
•	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
•	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or re-purchasable, as the case may be;
•	whether the debt securities may be issuable in tranches;
•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30 day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;
•	a reduction in the principal amount of or interest on any debt securities;
•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•	a change in the currency in which any payment on the debt securities is payable;
•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and
•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;
•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
•	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;
•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
•	the trustee has not started such proceeding within 60 days after receiving the request; and
•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:
•	rights of registration of transfer and exchange, and our right of optional redemption;
•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
•	the rights, obligations and immunities of the trustee under the indenture; and
•	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

•	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
•	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
•	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
•	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	certain United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by McCarter & English, LLP, East Brunswick, New Jersey. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The balance sheets of NanoViricides, Inc. as of June 30, 2022 and 2021, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;
•	the information incorporated by reference is considered to be part of this prospectus; and
•	later information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

●	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on October 13, 2022;
●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2022, September 30, 2022 and March 31, 2022, filed with the SEC on February 14, 2023, November 14, 2022 and May 16, 2022, respectively.
●	Our Current Reports on Form 8-K filed with the SEC on March 31, 2023, February 13, 2023, December 22, 2022, and October 11, 2022.
●	All of our filings pursuant to the Exchange Act after the date of filing this initial registration statement and prior to the effectiveness of this registration statement; and
●	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 23, 2013, including any amendments or reports filed for the purpose of updating that description.

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial position and results of operations may have changed since that date.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

NANOVIRICIDES, INC.
1 Controls Drive
Shelton, Connecticut 06484
(203) 937-6137

NANOVIRICIDES, INC.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any of the sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

1,133,334 Shares of Common Stock

Pre-Funded Warrants to Purchase Up to 200,000 Shares of Common Stock

200,000 Shares of Common Stock Underlying Such Pre-Funded Warrants

Common Stock Warrants to Purchase Up to 1,333,334 Shares of Common Stock

1,333,334 Shares of Common Stock Underlying Such Shares of Common Stock

NANOVIRICIDES, INC.

PROSPECTUS SUPPLEMENT

D. Boral Capital LLC

May 18, 2026